SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 7, 2002

Commission File No.       0-14895

                         Granite State Bankshares, Inc.
             (Exact name of registrant as specified in its charter)

            New Hampshire                               02-0399222
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

 122 West Street, Keene, New Hampshire                    03431
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code:     (603) 352-1600

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Item 5.  Other Events

      On November 7, 2002, Granite State Bankshares, Inc. (the "Company") and Chittenden Corporation ("Chittenden"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for, among other things, the merger (the "Merger") of the Company with and into Chittenden, with Chittenden as the surviving entity. Under the Merger Agreement and as a result of the merger, Granite State stockholders can elect to receive $46 in cash, or 1.64 shares of Chittenden common stock, or a combination of cash and Chittenden common stock (50% cash and 50% common stock). The Merger Agreement provides that in the aggregate 50% of the Granite State shares shall be converted into Chittenden common stock and 50% of the Granite State shares shall be converted into cash. The Merger is subject to regulatory and Granite State stockholder approval, as well as customary terms and conditions.

      The Merger Agreement is attached to the Current Report on Form 8-K filed by Chittenden Corporation on November 8, 2002. The press release issued by the parties is attached as an exhibit to this report.

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Item 7.  Financial Statements, Pro Forma Financial Information, and Exhibits

      The following Exhibits are filed as part of this report:

      Exhibit 99(a)  Press Release dated November 7, 2002.

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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant, has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       GRANITE STATE BANKSHARES, INC.


Dated:   November 8, 2002              /s/  Charles W. Smith
                                       ------------------------------
                                       By:  Charles W. Smith
                                            Chairman and
                                            Chief Executive Officer


Dated:   November 8, 2002              /s/  William G. Pike
                                       ------------------------------
                                       By:  William G. Pike
                                            Executive Vice President and
                                            Chief Financial Officer

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